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                                                                    EXHIBIT 10.9



                               EMULEX CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN

        1.     PURPOSE AND TYPE OF OPTION

               1.1 PURPOSE OF PLAN. This Plan amends and restates the Emulex Corporation Employee Stock Purchase Plan to make certain changes to the administrative terms of the Plan originally adopted effective as of January 1, 2001. The purpose of the Plan is to provide employment incentives for, and to encourage stock ownership by, Employees of the Company in order to increase their proprietary interest in the success of the Company.

               1.2 TYPE OF OPTION. The Options granted under the Plan are intended to qualify for favorable tax treatment under Code Section 421(a) pursuant to the terms of an employee stock purchase plan that satisfies the requirements of Code Section 423(b).

        2.     DEFINITIONS

        Whenever capitalized in the text, the following terms shall have the meanings set forth below.

               2.1 ACCOUNT. The unfunded bookkeeping account established pursuant to Section 3.5 hereof to record a Participant's contributions to the Plan.

               2.2 BASE COMPENSATION. The total cash salary or wages paid by the Company to an Employee during the calendar year with which or within which the Option Period ends and which is reportable as earnings subject to income tax on Form W-2, including salary, annual bonus and incentive payments, annual profit sharing bonus, overtime, lead premium, commissions and shift differential pay. Base Compensation does not include deferred compensation or Company contributions to any Employee benefit plan, but shall include salary deferral contributions under a Section 401(k) plan or salary reduction contributions to a cafeteria plan meeting the requirements of Section 125 of the Code that the Company maintains or in the future may maintain. Base Compensation shall also exclude:

                      2.2.1 cash reimbursement of moving, relocation and temporary housing expenses, automobile allowances, telephone allowances, sign on bonuses, referral bonuses and educational reimbursements to the extent such reimbursements and allowances are subject to income tax and reportable on Form W-2;

                      2.2.2 the taxable portion of any other statutory or nonstatutory fringe benefits (including any termination, severance or separation allowance paid coincident with or immediately following an Employee's termination of employment under a termination, severance or separation allowance plan, program, policy or arrangement, whether written or oral, sponsored, adopted or maintained by the Employer or under any agreement, whether written or oral, with the Employer), including, without limitation, group-term life insurance, to the extent such benefits are subject to income tax and reportable on Form W-2;



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                      2.2.3 income attributable to the exercise of any stock
option or vesting of any stock award to the extent such property transfers are subject to income tax pursuant to Code Section 83 and reportable on Form W-2.

               2.3 BOARD. The Board of Directors of the Company.


               2.4 CODE. The Internal Revenue Code of 1986, as amended.


               2.5 COMMON STOCK. The shares of the $.10 par value per share common stock of the Company.

               2.6 COMPANY. Emulex Corporation, a Delaware corporation, as well as any Parent or Subsidiary corporations whose employees participate in the Plan with the consent of the Board.

               2.7 CONTINUOUS EMPLOYMENT. An Employee's employment by the Company without interruption. Employment shall not be considered interrupted because of:

                      2.7.1 Transfers of employment between the Company and its Subsidiary or Parent corporations, or

                      2.7.2 Any leave of absence approved by the Company.

               2.8 EMPLOYEE. Any person, including officers and directors, employed by the Company. This term shall not include directors unless they are employed by the Company in a position in addition to their duties as a director.

               2.9 ELIGIBLE EMPLOYEE. Any Employee who has satisfied the eligibility conditions of Section 3.1 below.

               2.10 EXCHANGE ACT. The Securities Exchange Act of 1934, as amended.

               2.11 FAIR MARKET VALUE. For purposes of the Plan, the "fair market value" per share of Common Stock of the Company at any date shall be (a) if the Common Stock is listed on an established stock exchange or exchanges or the NASDAQ National Market System, the closing price per share on such date on the principal exchange on which it is traded or as reported by NASDAQ, or (b) if the Common Stock is not then listed on an exchange or the NASDAQ National Market System, the closing price per share on such date reported by NASDAQ, or if closing sales are not reported by NASDAQ, the average of the closing bid and asked prices per share for the Common Stock in the over-the-counter market as quoted on NASDAQ on such date, or (c) if the Common Stock is not then listed on an exchange, the NASDAQ National Market System or quoted on NASDAQ, an amount determined in good faith by the Plan Administrator.

               2.12 INSIDER. A Participant who is an officer, director or more than ten percent (10%) shareholder subject to the provisions of Section 16 of the Exchange Act.

               2.13 NON-EMPLOYEE DIRECTOR. A member of the Board who is not an Employee of the Company, any Parent or Subsidiary, who satisfies the requirements of such term as defined in Rule 16b-3(b)(3)(i) promulgated by the Securities and Exchange Commission.



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               2.14 OPTION. A stock option granted pursuant to the Plan.

               2.15 OPTION PERIOD. Six-month periods from April 1 through September 30 and October 1 through March 31 of each calendar year, or such other periods as the Plan Administrator may determine. The maximum term of the Option Period cannot exceed 27 months from the date the Option is granted.

               2.16 OUTSIDE DIRECTOR. A member of the Board who is not an Employee of the Company, any Parent or Subsidiary, who satisfies the requirements of such term as defined in Treas. Regs. Section 1.162-27(e)(3).

               2.17 PLAN. The Emulex Corporation Employee Stock Purchase Plan.


               2.18 PLAN ADMINISTRATOR. The Board or the Committee designated pursuant to Section 6.2 hereof to administer, construe and interpret the terms of the Plan.

               2.19 PARTICIPANT. An Eligible Employee who has been granted an Option under the Plan.

               2.20 PARENT. Any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if at the time in question, each of the corporations (other than the Company) owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

               2.21 STOCKHOLDERS. The holders of outstanding shares of the Common Stock.

               2.22 SUBSIDIARY. Any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if at the time in question, each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

        3.     ELIGIBILITY AND PARTICIPATION

               3.1 ELIGIBILITY.

                      3.1.1 All Employees of the Company:

                              (a) Who have completed a period of Continuous
Employment of at least 90 days prior to the date Options are granted under the Plan, and

                              (b) Whose customary employment exceeds twenty (20)
hours per week, shall be eligible to participate in the Plan.

                      3.1.2 No Employee may be granted an Option if the Employee would immediately thereafter own, directly or indirectly, five percent (5%) or more of the combined voting power or value of all classes of stock of the Company or of a Parent or Subsidiary corporation.



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                      3.1.3 For purposes of Section 3.1.2 above, an Employee's
ownership interest will be determined in accordance with the provisions of
Section 424(d) of the Code.

               3.2 PAYROLL WITHHOLDING.

                      3.2.1 Eligible Employees may enroll as Participants by executing, prior to the commencement of each Option Period, a form to be provided by the Plan Administrator on which they may designate:

                              (a) The portion of their Base Compensation, not to
exceed 10%, to be deducted each payroll period and contributed to their Accounts for the purchase of shares of Common Stock (the "withholding credit"), and/or

                              (b) The amount of funds, if any, which they will
deposit at the beginning of the Option Period for the purchase of shares of Common Stock (the "initial deposit credit").

                              (c) The maximum amount that may be applied to the
exercise of the Option after being credited to a Participant's Account pursuant to Section 3.2.1(a) and Section 3.2.1(b) shall not in the aggregate exceed 10% of Base Compensation. From time to time, in its sole discretion, the Plan Administrator may increase or decrease the maximum percentage, but not in excess of 15% of Base Compensation.

                      3.2.2 Except as provided herein or in Section 4.1.5 hereof, once a payroll withholding amount is elected, the periodic payroll deduction withholding credits for that Option Period cannot be decreased or increased without terminating the Option. However, pursuant to rules and procedures prescribed by the Plan Administrator, a Participant who is on an approved unpaid leave of absence may make additional contributions to make up any contributions that the Participant failed to make while on a Company-approved unpaid leave of absence if the Participant returns to active employment and contributes those amounts before the end of the Option Period during which the leave of absence began. In addition, a Participant who is an employee whose Base Compensation is primarily based on commissions, who has one or more payroll periods in which the Participant's commission income is less than the amount of the periodic payroll deduction withholding credit elected by the Participant, may make additional contributions to make up any shortfall, if the Participant contributes those amounts before the end of the Option Period. A failure to make up such a contributions shortfall by the end of the Option Period shall be treated as an election, pursuant to Section 4.1.5 hereof, to cease future contributions.

               3.3 LIMITATIONS.

                      3.3.1 Notwithstanding anything herein to the contrary, the maximum limit on the right to purchase shares of Common Stock during any Option Period shall not exceed the lesser of: (a) twelve thousand five hundred dollars ($12,500) per Option Period, or (b) 500 shares of Common Stock per Option Period, subject to adjustment pursuant to Section 5.2 hereof; provided, however, that if the Option Period is a length of time other than six months, the limitation set forth in this Section 3.3.1 shall be adjusted such that on an annual basis (pro rated for the actual Option Period) the maximum limit on the right to purchase shares of Common Stock during any calendar year shall not exceed the lesser of: (a) twenty-five thousand dollars ($25,000) per calendar year, or (b)



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1,000 shares of Common Stock per calendar year, subject to adjustment pursuant to Section 5.2 hereof.

                      3.3.2 This limitation shall apply to the Participant's right to purchase Common Stock under the Plan and under all other employee stock purchase plans described in Section 423 of the Code that are maintained by the Company and its Subsidiary and Parent corporations.

                      3.3.3 This dollar limitation applies to the Fair Market Value of Common Stock (determined at the time the Option is granted) for the Option Period in which the Option is outstanding.

                      3.3.4 This limitation shall be applied in a manner consistent with the provisions of Section 423(b)(8) of the Code.

               3.4 GRANTING OF OPTIONS.

                      3.4.1 Upon the Employee's completion and return of the enrollment form, the Plan Administrator will, at the commencement of the Option Period, grant an Option to allow the Participant to purchase the number of whole shares of Common Stock specified by the administrator in the Option. Each participant will be entitled to an Option to purchase the same number of shares. However, the exercise of the of the Option by any Participant will be limited to such number of whole shares of Common Stock that can be purchased by the amount calculated pursuant to Section 4.2 hereof.

                      3.4.2 The price at which each share covered by an Option may be purchased will in all instances be determined by the Plan Administrator, but shall be no less than the lesser of

                              (a) Eighty-five percent (85%) of the Fair Market
Value of a share of Common Stock on the first day of the applicable Option Period; or

                              (b) Eighty-five percent (85%) of the Fair Market
Value of a share of Common Stock on the last day of the applicable Option Period (the "Exercise Date").

                      3.4.3 Options shall be evidenced by an agreement between the Participant and the Company in a form approved by the Plan Administrator.

               3.5 ESTABLISHMENT OF ACCOUNTS.

                      3.5.1 All amounts contributed by the Participant to the Plan (whether by means of payroll withholding or a lump sum advance contribution) will be credited to a separate Account maintained for the Participant.

                              (a) The Accounts will not bear interest and a
Participant will not be entitled to any interest on the Account when the Option is terminated.

                              (b) The Plan Administrator shall prescribe the
rules and procedures, as it deems necessary or appropriate, regarding the handling of Participant contributions



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and, in its sole discretion, may deposit such contributions in a passbook account or other investment in the name of the Company maintained at any institution.

                      3.5.2 A Participant may not withdraw any portion of the funds accumulated in his or her Account without terminating his or her Option pursuant to Section 4.1, below.

        4.     OPTIONS

               4.1 TERMINATION OF OPTIONS.

                      4.1.1 An Option shall terminate upon the Participant's voluntary withdrawal from the Plan. A Participant may withdraw from the Plan at any time prior to the last day of the Option Period by submitting written notice to the Plan Administrator.

                      4.1.2 An Option also shall terminate automatically if the Participant holding the Option ceases to be employed by the Company for any reason (including disability or retirement) prior to the last day of the Option Period.

                      4.1.3 For purposes of Section 4.1.2 above, a Participant's employment will not be considered to have been terminated by reason of death or a leave of absence taken in accordance with the Company's leave of absence policy, provided the leave of absence does not exceed five (5) months or, if longer, so long as the Participant's right to reemployment with the Company is guaranteed either by statute or contract (the "Term Expiration Period"). If the leave of absence exceeds the Term Expiration Period, the Participant will be deemed to have ceased to be employed on the first day following the end of the Term Expiration Period. In the event of death, the Option shall be exercisable to the extent of the amounts credited to the deceased Participant's Account. The Option may be exercised by the representative of the Participant's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Option is exercisable based on the credits to the Participant's Account. In addition, solely for purposes of this Plan, a Participant whose employment terminates in connection with an event (such as a reduction in force, layoff or corporate transaction) that the Plan Administrator designates as a "Reorganization Event" will be treated under the Plan as an approved leave of absence and will not be considered to be a termination of employment for purposes of Section 4.1.2 above until after the last day of the Option Period.

                      4.1.4 Upon any termination of an Option, all amounts credited to the Participant's Account shall be refunded to the Participant.

                      4.1.5 A Participant may make a single election during an Option Period to cease future payroll withholding without terminating the Option with respect to the number of whole shares equal to:

                              (a) the withheld amounts credited to the
Participant's Account;

                              (b) divided by the Fair Market Value of one share
of Common Stock on the first day of the Option Period.



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               4.2 EXERCISE OF OPTIONS.

                      4.2.1 Unless terminated prior to the last day of the Option Period, Options granted at the commencement of an Option Period will be exercised automatically on the last day of the Option Period for such number of whole shares of Common Stock that can be purchased by the amount calculated by:

                              (a) The dollar amount of the periodic deductions
credited to the Participant's Account attributable to amounts withheld from the Participant's Base Compensation for the payroll periods during the Option Period (the "withholding credit"),

                              (b) Adding the withholding credit to the amount of
funds (if any) deposited by the Participant with the Plan at the beginning of the Option Period (the "initial deposit credit"), and

                              (c) Dividing the sum of the withholding credit and
the initial deposit credit by the Fair Market Value of one share of Common Stock on the first day of the Option Period.

                      4.2.2 As soon as practicable after the last day of the Option Period, a Participant shall receive a certificate for the whole number of shares of Common Stock purchased by the funds from the Participant's Account.

                      4.2.3 If the amount credited to the Participant's Account on the date of purchase exceeds the total purchase price of the shares subject to the Option, the surplus shall be refunded to a Participant as soon as reasonably practicable after the end of the applicable Option Period.

                      4.2.4 If at any time during an Option Period a Participant ceases receiving compensation from the Company without terminating employment (e.g., while on a Company-approved leave of absence or during a period for which no commissions are paid), and, as a result, the amount in the Participant's Account at the end of the Option Period is insufficient to purchase all the shares covered by the Option granted to the Participant, as many whole shares as can be purchased out of the contributed funds will be acquired. The balance of the funds, if any, shall be refunded to the Participant.

                      4.2.5 Except as provided in Section 3.2.2, payment for shares to be purchased at the termination of the Option Period may only be made from funds:

                              (a) Deposited at the beginning of an Option
Period, and/or

                              (b) Accumulated through payroll deductions made
throughout the Option Period.

               4.3 NON-TRANSFERABILITY OF OPTIONS. An Option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will and the laws of descent and distribution. During the lifetime of a Participant, an Option may be exercised only by the Participant.



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        5.     COMMON STOCK

               5.1 SHARES SUBJECT TO PLAN.

                      5.1.1 The maximum number of shares of Common Stock which may be issued under the Plan is 200,000 shares, subject to adjustment in certain circumstances as provided in Section 5.2 below.

                      5.1.2 If any outstanding Option is terminated for any reason, the shares allocated to the Option may again become subject to purchase under the Plan.

                      5.1.3 The Common Stock issuable under the Plan may either be previously unissued Common Stock or may have been reacquired by the Company in the open market or otherwise.

                      5.1.4 If at any time the number of shares for which Options are to be granted under the Plan pursuant to Participants' designation exceeds the number of remaining shares then available under the Plan, the Plan Administrator shall make pro rata adjustments to Participants' designations in a uniform manner. Written notice of any the adjustments shall be given to each affected Participant.

               5.2 ADJUSTMENT UPON CHANGES IN CAPITALIZATION. A proportionate adjustment shall be made by the Plan Administrator in the number, price, and kind of shares subject to outstanding Options if the outstanding shares of Common Stock are increased, decreased, or exchanged for different securities, through reorganization, merger, consolidation, recapitalization, reclassification, stock split, stock dividends, or similar capital adjustment.

        6.     PLAN ADMINISTRATION

               6.1 ADMINISTRATION BY BOARD. Subject to Section 6.2, the Plan Administrator shall be the Board of Directors of the Company (the "Board") during such periods of time as all members of the Board are Outside Directors. Subject to the provisions of the Plan, the Plan Administrator shall have authority to construe and interpret the Plan, to promulgate, amend, and rescind rules and regulations relating to its administration, to determine the timing and manner of the grant of the Options, to determine the exercise price, the number of shares covered by and all of the terms of the Stock Options, to determine the duration and purpose of leaves of absence which may be granted to Stock Option holders without constituting termination of their employment for purposes of the Plan, and to make all of the determinations necessary or advisable for administration of the Plan. The Plan Administrator may, in its absolute discretion, without amendment to the Plan, accelerate the date on which any Option granted under the Plan becomes exercisable, waive or amend the operation of Plan provisions respecting exercise after termination of employment or otherwise adjust any of the terms of such Option. The interpretation and construction by the Plan Administrator of any provision of the Plan, or of any agreement issued and executed under the Plan, shall be final and binding upon all parties. No member of the Board shall be liable for any action or determination undertaken or made in good faith with respect to the Plan or any agreement executed pursuant to the Plan.

               6.2 ADMINISTRATION BY COMMITTEE. The Board may, in its sole discretion, delegate any or all of its duties as Plan Administrator and, subject to the provisions of Section 6.1 of the Plan, at any time the Board includes any person who is not an Outside Director, the Board shall



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delegate all of its duties as Plan Administrator during such period of time to a compensation committee (the "Committee") of not fewer than two (2) members of the Board, all of the members of which Committee shall be persons who, in the opinion of counsel to the Company, are Outside Directors and Non-Employee Directors, to be appointed by and serve at the pleasure of the Board. From time to time, the Board may increase or decrease (to not less than two members) the size of the Committee, and add additional members to, or remove members from, the Committee. The Committee shall act pursuant to a majority vote, or the written consent of a majority of its members, and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the provisions of the Plan and the directions of the Board, the Committee may establish and follow such rules and regulations for the conduct of its business, as it may deem advisable. No member of the Committee shall be liable for any action or determination undertaken or made in good faith with respect to the Plan or any agreement executed pursuant to the Plan.

               6.3 EXCEPTIONS. Anything to the contrary notwithstanding, the requirements in Sections 6.1 and 6.2 that all members of the Committee be Non-Employee Directors and Outside Directors shall not apply for any period of time during which the Company's Common Stock is not registered pursuant to
Section 12 of the Exchange Act. Those provisions of the Plan that make express reference to Rule 16b-3 under the Exchange Act shall apply only to reporting persons.

               6.4 INDEMNIFICATION OF THE PLAN ADMINISTRATOR. To the extent permitted by law, the Certificate of Incorporation of the Company, the Bylaws of the Company and any indemnity agreements between the Company and its directors or employees, the Company shall indemnify each member of the Board and of the Committee comprising the Plan Administrator, and any other employee of the Company with duties under the Plan, against expenses (including reasonable attorneys fees and any amount paid in settlement) reasonably incurred in connection with any claims against him or her by reason of conduct in the performance of duties under the Plan.

        7.     MISCELLANEOUS MATTERS

               7.1 UNIFORM RIGHTS AND PRIVILEGES. Except for the limitations of
Section 3.3, the rights and privileges of all Participants under the Plan must be the same.

               7.2 RIGHTS AS A STOCKHOLDER.

                      7.2.1 No person shall have any stockholder rights with respect to shares covered by an Option until a stock certificate for the shares is issued and delivered to the person.

                      7.2.2 No adjustments will be made for cash dividends or other rights for which the record date is prior to the date of the exercise of the Option.

               7.3 APPLICATION OF PROCEEDS. The proceeds received by the Company from the sale of Common Stock pursuant to Options shall be used for general corporate purposes.

               7.4 AMENDMENT AND TERMINATION.

                      7.4.1 The Board may at any time alter, amend, suspend, or terminate the Plan with respect to any shares not already subject to Options.



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                      7.4.2 No amendment may be adopted without the approval of
the Stockholders that would:

                              (a) Materially increase the benefits accruing to
Participants in the Plan,

                              (b) Increase the number of shares that may be
issued under the Plan,

                              (c) Materially modify the requirements as to
eligibility for participation,

                              (d) Extend the term of the Plan,

                              (e) Alter the option price formula, or

                              (f) Cause the Plan to fail to meet the
requirements to qualify as an "employee stock purchase plan" under Section 423 of the Code.

               7.5 INTERPRETATION.

                      7.5.1 If any provision of the Plan is held invalid or unenforceable, its invalidity or unenforceability shall not affect any other provisions of the Plan, and the Plan will be construed and enforced as if the provision had not been included in it.

                      7.5.2 Unless the context clearly indicates otherwise, the masculine gender shall include the feminine, the singular shall include the plural, and the plural shall include the singular.

                      7.5.3 Section headings are for convenient reference only and shall not be deemed to be part of the substance of this instrument or in any way to enlarge or limit the contents of any Section.

               7.6 STOCKHOLDER APPROVAL.

                      7.6.1 No shares of Common Stock shall be issued under the Plan unless it shall have been approved by the stockholders of the Company within 12 months of the date of adoption. If the Plan is not approved by the Company's stockholders within that time period, the Plan and all Options issued under the Plan will terminate and all contributions will be refunded to the Participants together with any interest earned thereon.

                      7.6.2 This approval by the Company's stockholders must relate to both:

                              (a) The aggregate number of shares to be granted
under the Plan, and

                              (b) The corporations whose employees may be
Participants in the Plan.



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               7.7 NO RIGHT TO EMPLOYMENT. Neither the adoption of the Plan nor the granting of any Option shall confer upon any Employee any right to continued employment, nor shall it interfere in any way with the right of the Company terminate the employment of any Employee at any time, with or without cause.

               7.8 GOVERNING LAW. The Plan and all actions taken under it shall be governed by and construed in accordance with the laws of the state of California.

        8.     EFFECTIVE DATE AND TERM OF PLAN

               8.1 EFFECTIVE DATE. The effective date of this amended and restated Plan shall be January 1, 2001, subject to the approval of Stockholders of the Company within 12 months of the original date of adoption. No options granted under the Plan will be effective until the Stockholders of the Company have approved the Plan.

               8.2 TERM OF PLAN. Unless sooner terminated by the Board in its sole discretion, the Plan will expire on December 31, 2010.

        IN WITNESS WHEREOF, Emulex Corporation has caused this Plan to be adopted by its duly authorized officer as a restatement of the original Plan, pursuant to an amendment adopted by the Board of Directors as of September 24, 2002.

                                    EMULEX CORPORATION



                                    By: /s/ Paul F. Folino
                                        ---------------------------------------
                                        Paul F. Folino, Chief Executive Officer



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